SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

        Date of Report: (Date of earliest event reported): March 10, 1998




                             China Continental, Inc.
                         -------------------------------
             (Exact name of Registrant as specified in its charter)


                                    33-3276-D
                             ----------------------
                            (Commission file number)

          Utah                                                87-0431063
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(State or other jurisdiction                         (I.R.S. Employer
of incorporation)                                     Identification Number)

  1801-1806 Hua Qin International Building, 340 Queen's Road, Central Hong Kong
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               (Address of principal executive offices) (Zip code)


                                 (852) 2542-2612
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              (Registrant's telephone number, including area code)


          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     On February 10, 1998, Sun's International Holdings Limited, a wholly-owned subsidiary of the Company executed an agreement for the purchase of a 43.5% interest in Wealthy Asia Limited ("Wealthy") from Mr. Brian Ko of Hong Kong, the sole owner of Wealthy. Wealthy is the owner of a 51% interest in Changde Da Feng Agriculture Co. Limited ("Da Feng"), a Sino-Singapore joint venture formed under the laws of the People's Republic of China. The acquisition was financed through the issuance of 40,000,000 shares of the Company's stock the principal asset of Da Feng is a form of approximately 19,900 hectares located about 175 kilometers northwest of Beijing, PRC. The transaction closed on March 10, 1998.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Audited  financial   statements  of  the  business  acquired  will  be
          furnished within sixty (60) days of the date of closing.

     (b) Pro-forma financial information will be furnished within sixty (60) days of the date of closing.

     (c)  Exhibits

          2.1 Agreement between Sun's International Holdings Limited and Mr. Brian Ko.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                             CHINA CONTINENTAL, INC.

                                             By: /s/ Eric Ng
                                               ---------------------------------
                                               Eric Ng, Financial Controller and
                                               Chief Financial Officer
         Date: March 10, 1997